EXHIBIT 10.18

                       UNIVERSAL GUARDIAN ACCEPTANCE, LLC

                               PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement") is made this 29th day of October, 2002, by and between Universal Guardian Acceptance, LLC, a Delaware corporation ("UGA"), and College Bound Student Alliance, Inc. ("Client") for the purchase of Client's contractual receivables from various parties arising out of past, present and future services performed or to be performed by Client for such parties (the "Contracts").

     1. Option to Purchase; Required Form. Client offers to sell the Contracts to UGA in accordance with the terms of this Agreement. UGA shall have the right, but not the obligation, to purchase any and/or all of the Contracts offered by Client. All Contracts shall satisfy the requirements set forth herein and be on forms that are acceptable to UGA in its sole discretion. UGA shall give notice to Client of its intention to purchase any contract within one (1) business day of receipt from Client of a copy of the Contract and all other information required by UGA relating to the Contract from Client.

     2. Purchase of Contracts. Client shall provide UGA with an executed Contract with the authorization to perform a credit check on the obligor under each Contract offered to UGA and any other information relating to the Contract that UGA may require. If UGA decides to purchase the Contract, Client agrees that all its right, title and interest in and to the Contract(s) shall be transferred and assigned to UGA in accordance with the terms of this Agreement. Such assignment shall in no event constitute a delegation of duties to UGA and UGA shall have no responsibility or obligation whatsoever to perform any obligation of Client under the Contract(s). Client agrees to assist UGA in giving notice to the obligor of the assignment, and to ensure that all payments on the Contracts are remitted to UGA. In the event that Client receives any money from an obligor under a Contract subsequent to its sale or assignment to UGA, Client shall immediately remit such monies to UGA without offset or reduction.

     3. Purchase Price. The purchase price for each Contract shall be calculated in the manner set forth on Schedule "A" attached hereto and incorporated herein. If UGA decides to purchase a Contract, UGA shall pay Client the purchase price of each Contract purchased, less the reserve indicated on Schedule "A", if applicable, within five (5) business days after receipt of all fully-executed, original documents required by UGA to effectuate the transfer of the Contract to UGA.

     4. Reserve Fund. UGA shall withhold a percentage of each purchased Contract as set forth in the Purchase Price Schedule (Schedule "A" attached hereto, and made a part of the Agreement) to be held as a reserve for defaulted contracts purchased pursuant to this Agreement. The Reserve Fund shall be accounted for on a monthly basis by a report from UGA to the Client, shall accumulate without interest, and shall partially secure the performance of Client's obligations hereunder, and shall be subject to right of offset by UGA with respect thereto. After the first year and every Quarter during the term of this Agreement, UGA shall review for remittance to Client any excess of: (a) The amount retained as Reserve Amount on all Purchased Contracts (collectively, the "Reserve Fund"), less the constant percentage (%) required to be kept in the Reserve Fund at all times, which shall be set pursuant to Schedule "A" and (b) less the percentage (%) amount of all delinquent accounts as stated on the monthly Reserve Report. All reserves from all clients are listed on UGA audited financial statements as a liability.

     5. Servicing of Contracts. During the term of the Agreement UGA shall have the option (but not the obligation) to service any contract (a "Serviced Contract") entered into by Client provided to UGA by the Client for servicing, including repurchased Contracts, as the collection agent with respect to any such Contract provided to UGA by the Client for collections. Refer to the separate October 21, 2002 Collection and Servicing Agreements. The placement of Serviced Contracts are a requirement for any financing programs offered and accepted by the Client unless waived by UGA. UGA shall perform their following duties with respect to any Serviced Contract: (a) inform the customer of the servicing arrangement and proceed diligently to collect all payments due thereunder, (b) maintain complete accounts of all monies subject to the servicing arrangement, (c) remit to Client on a monthly basis, all monies collected on Serviced Contracts (the "Collected Funds") and held in an account for the benefit of the Client, less amounts whatsoever due to Buyer under this Agreement, and (d) perform such other duties and furnish such other reports as are reasonable and customary for servicing agents in the Southern California area. Client shall fully cooperate with Buyer in Buyer's performance of the foregoing duties.

     6. Client Representations and Warranties. (a) Client represents and warrants that all Contracts and collateral offered to UGA are owned by Client free and clear of any and all interest held by third parties, including, but not limited to, assignments, security interests, encumbrances, claims, liens and levies. (b) Client further represents and warrants that (i) each and every Contract offered hereunder is not subject to any claim relating to the quality of services provided or the performance by the Client of its obligations under the Contract and is a valid, bona fide agreement which is not subject to any dispute or offset of any kind by the obligor thereunder; (ii) Client will render all services in accordance with the terms and conditions of each Contract purchased hereunder; (iii) each and every Contract is lawful and not in violation of any federal or state law or regulation now or hereafter in effect, including, without limitation, theTruth in Lending, Equal Credit Opportunity and Fair Credit Reporting Acts; and (iv) there is no pending or threatened litigation against Client which would materially affect Client's ability to perform each and every one of its obligations under this Agreement or under any Contract. (c) All representations and warranties are covenants made at the time of offer and purchase of a Contract and shall survive the closing of any purchase. Client will defend, indemnify and hold harmless UGA and its affiliates, representatives and successors, from any loss, damage or expense, including attorneys' fees, resulting from any breach of any representations or warranties made herein.

     7. Security Interests. To secure the payment and performance of all obligations of Client to UGA hereunder, Client hereby grants UGA and its subsidiaries a security interest pursuant to the Uniform Commercial Code in the reserve fund and the proceeds thereof and the assets described on Schedule "A." Upon request by UGA, Client will execute and deliver a Uniform Commercial Code Form UCC-1 Financing Statement from time to time covering the Contracts. Client further covenants that any and all collateral offered to UGA as security hereunder is no subject to any restrictions, oral or written, prohibiting the selling thereof and/or granting of the security interest to UGA provided for in this Agreement.

     8.1 Occurrence of Default by an Obligor. Notwithstanding any language to the contrary in a Contract, any of the following events shall constitute a default of an obligor under a Contract purchased hereunder: (i) an obligor cancels a Contract under the provisions of the Contract, (ii) an obligor becomes incapacitated, disabled, dies or files bankruptcy, (iii) an obligor becomes delinquent for any sum due by three or more payments and/or becomes delinquent for any sum due by three or more months, whichever occurs first, (iv) a Contract is deemed legally void or voidable.

     8.2 Remedies of Default by an Obligor. Upon the occurrence of a default by an obligor under Section 8.1 above, UGA shall have the following remedies which may be exercised in any order: (i) by a withdrawal from and offset to the Clients Reserve Fund, if applicable, or (ii) at Client's option by replacement, from the Client, with a new Contract(s) acceptable to UGA.

     9. Disputed Contracts. In addition to the provisions of Section 8 above, in the event that any obligor under any Contract purchased by UGA asserts any claim or defense to its enforcement, Client shall use its best efforts to resolve, to the obligor's satisfaction, any problem to which the claim or defense relates. Client expressly agrees that on demand from UGA, Client will repurchase any Contract as to which the obligor has not withdrawn this claim or defense within ten (10) days from the date Client receives written notice of same; or UGA may offset to the Reserve fund and/or any funds otherwise due from UGA to Client. A repurchased Contract may be resubmitted to UGA if the obligor withdraws the defense or claim to UGA satisfaction. Contracts shall be repurchased for the amount as calculated on Schedule "A."

     10.1 Occurrence of Default by a Client. The occurrence of any of the following events shall constitute a default by the Client hereunder: (i) Client defaults under a Contract; (ii) Client breaches any representations, warranties and/or covenants made herein; (iii) Client fails to pay any sum when due hereunder; or (iv) Client files for voluntary and involuntary protection under the bankruptcy statutes or is otherwise insolvent.

     10.2 Remedies of Default by a Client. Upon the occurrence of a default by a Client, UGA shall have the following remedies, any or all of which may be exercised by UGA without notice, in its sole discretion, in any order and without prejudging its right to any other remedy: (i) by a withdrawal from and offset to the Client's Reserve Fund, (ii) by an offset of funds otherwise due from UGA and/or subsidiaries of affiliates to Client, (iii) by the direct payment of cash from the Client to UGA, (iv) to exercise any and all other remedies, legal and equitable, available to UGA under this Agreement and/or applicable laws, or (v) to immediately terminate this Agreement.

     11.1 Other Obligations of Client. During the term of this Agreement, the Client agrees: (i) to maintain and provide evidence of malpractice (where applicable) and liability insurance coverage in amounts and types reasonably satisfactory to UGA and to name UGA as an additional insured upon written request from UGA, and (ii) to provide UGA with its current (within 30 days of the preceding month) financial statements on a quarterly basis, including, but not limited to a balance sheet and statement of profit and loss, in addition to annual tax returns from the preceding year.

     11.2 During and After the Term of this Agreement. The Buyer, its successors or assigns, shall have the right to use the name and address of any person set out in any Contract purchased or assigned to the Buyer for collection, for the purpose of advertising, promoting, merchandising or the sale of customer lists.

     12. Termination. Either party may terminate this Agreement at any time upon thirty-(30) days written notice to the other at the last known address of record. Such termination shall not affect any Contract purchased under this Agreement or any obligation, previously made hereunder.

     13. Assignment. Client acknowledges and agrees that UGA may sell, transfer, encumber or assign this Agreement and/or any Contract purchased by UGA hereunder without Client's consent. This Agreement is binding on Client's successors and assigns. Client may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of UGA. Any such assignment in violation of this provision shall be null and void.

     14. Limited Power of Attorney. If Buyer receives a check, bank draft, money order or other negotiable instrument payable to Client with respect to a Purchased and Serviced Contract; Client hereby nominates, constitutes and appoints UGA as its true and lawful attorney in fact, with full right title and authority to endorse and negotiate such instrument in the Client's name, place and stead, and shall otherwise cooperate with respect to such endorsement and negotiation.

     15. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter herein. All prior to contemporaneous agreements, understanding, representation, warranties and statements, oral or written, relating to the subject matter hereof are superseded. No modification of or amendments to this Agreement shall be binding unless in writing and executed by both parties.

     16. Other Terms and Conditions. This Agreement shall be construed in accordance with California law, without regard to principles of conflicts of law. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to attorneys' fees and costs incurred in said action. Nothing in this Agreement shall be construed so as to constitute or deem the relationship between the parties as a partnership or joint venture. This Agreement shall become effective when executed and accepted by Universal Guardian Acceptance, LLC, 213 N 7th St., St. Joseph, MO. 64501.

COLLEGE BOUND STUDENT                       UNIVERSAL GUARDIAN ACCEPTANCE, LLC
ALLIANCE, INC.


By:                                         By:
----------------------------                ---------------------------------
John Chapman                                Jeff A Daum, Vice-President
333 South Allison                           213 N 7th St.
Lakewood, CO.  80226                        St. Joseph, MO.  64501
(303) 804-0155                              (888) 233-2302

                                  SCHEDULE "A"
                            PURCHASE PRICE AGREEMENT
PURCHASE PRICE
--------------

The Purchase Price for a Purchased Contract (defined as excellent or marginal credit) shall be a percentage (1%) of the total principal Balance owed by the person or persons named therein, calculated as follows:

(A) Ninety-four Percent (94%) for contracts payable in Thirteen (13) months.
(B) Ninety-five Percent (95%) for contracts payable in Eleven (11) months or less.

RESERVE FUND
------------

The Reserve Fund shall be a percentage (%) of the total principal balance of the contract purchased, calculated as follows:

     Fifteen percent (15%) for contracts payable in Thirteen (13) months. Twelve percent (12%) for contracts payable in Eleven (11) months or less.

The minimum aggregate Reserve Fund shall be required to equal fifteen percent (15%) of the total unpaid balance of all contracts purchased, plus the percentage (%) of any delinquent contracts outstanding in the portfolio.

The excess reserve Amount, shall be payable under the terms stated in the Agreement within Thirty (30) calendar days of the Reserve Review or at such time as the entire portfolio is paid in full. The Reserve is treated as a collective fund and is subject to the rights of offset as set forth in the Agreement.

SERVICED CONTRACTS
------------------

Contracts, defined as poor credit and not eligible for purchase shall be placed for Servicing in Universal Data Services ("UDS"). Universal Data Services shall be entitled to a monthly Servicing Fee of $3.50 each Serviced Contract, a monthly servicing fee of $2.50 for automatic debits and a one-time $3.50 set up/documentation fee for each Serviced Contract.

CLIENT PROCEEDS
---------------

     Purchased Contracts: Universal Guardian Acceptance, LLC. shall pay the Client the Purchase price amount, less the Reserve Fund amount on each Purchased contract within five (5) business days of receipt of all original documents relating to said contract.

     Serviced Contracts: Universal Data Services shall pay the Client the monthly amount collected, less the Servicing and set up fee, on each Serviced contract within five (5) business days after the close of the month.

REPURCHASE/REPLACEMENT PRICE
----------------------------

The repurchase/replacement price of any contract requiring repurchase/replacement shall be calculated in the same manner as the Purchase Price, based upon the total outstanding principal balance. A $10.00 processing fee will be charged for each Contract. Recourse obligation to repurchase/replacement at Sixty (60) days.

CONTRACT INTEREST RATE
----------------------

The interest rate of the Contracts must be eighteen percent (18%) or greater. For each one person (1%) drop below this percentage the purchase price will be reduced by one percent (1%).

ADJUSTMENT TO PURCHASE PRICE
----------------------------

The foregoing Purchase Price percentages which are applicable to Purchased Contracts may be adjusted, inversely, either up or down, on the first day of each month by an amount equal to one-half of the change in the Prime Rate from the first day of prior month when the Prime Rate is above the nine percent (9%). However, in no case will the Prime Rate adjustment be made below the Prime Rate of nine percent (9%). For the purpose of this Agreement, the "Prime Rate" shall mean the rate of interest set by the main branch of the California Bank & Trust, San Marcos, California, to its preferred customers on the first day of each and every month throughout the term of this Agreement. On the date of this Agreement the "Prime Rate" in NINE percent (9%).

CONTRACT DOWN PAYMENT
---------------------

The minimum down payment to be required on ALL contracts will be one hundred forty dollars ($140.00

ORIGINATION FEE
---------------

A one time fee of Two Hundred and Fifty dollars ($250.00) will be assessed for setting up a contract purchasing plan, to be taken from the first payout.

Purchase Agreement dated October 29, 2002 is attached hereto, forms a part hereof and incorporated by reference.

                             Initial: ______________ Date: ________________
                             Client: College Bound Student Alliance, Inc. 333 S. Allison Pkwy #100
                                      Lakewood, CO.  80226

                          UNIVERSAL DATA SERVICES, LLC.
                               SERVICING AGREEMENT


   This agreement is made in duplicate this 21st day of October 2002 between
                      College Bound Student Alliance, Inc.

                   Herein after referred to as the "PRINCIPAL"
                                       And
                          UNIVERSAL DATA SERVICES, LLC
                     Hereinafter referred to as the "AGENT"


In accordance with the terms of this agreement, the PRINCIPAL hereby retains the AGENT for any or all of the following services.

     1.   The periodic billing of its current accounts receivable.
     2.   The periodic billing of membership dues.
     3.   The collection of its delinquent accounts receivable.
     4.   The servicing of accounts receivable.

For the purpose of this agreement, the following term shall have the meaning hereinafter set forth:

     1. "Current Account Receivable" -monies owing to the PRINCIPAL in respect of the sale of its goods or services.
     2. "Delinquent Accounts Receivable" -monies owing to the PRINCIPAL in respect of the sale of its goods or services for a period in excess of thirty days.
     3. "Dues" -any monies paid to the PRINCIPAL by a member on a monthly, quarterly, semi-annual or annual basis in order to retain membership privileges.
     4. "Exhibit "A" attached hereto shall reference fees which are due to AGENT by PRINCIPAL.

                                      TERM
                                      ----

This agreement shall be for a term of ONE YEAR from the date first above written and shall continue thereafter for consecutive ONE YEAR TERMS unless sooner terminated upon the occurrence of any one of the following events:

          a) Upon the bankruptcy, the winding up or dissolution of either party.
          b) Upon either party giving to the other of them NINETY (90) days written notice of termination with or without cause.
          c)   By the written agreement of the parties hereto.
          d) AGENT may at its option, cancel this agreement if any fees due or payable to it are delinquent for more than THIRTY (30) DAYS.

                             DUTIES OF THE PRINCIPAL
                             -----------------------

Following the PRINCIPAL'S submission of an account to the AGENT hereunder, the PRINCIPAL shall neither solicit nor collect any monies in respect thereof.

Through out the term of this agreement, the PRINCIPAL shall:

     a) Submit to the AGENT in a timely manner, each of its current and delinquent accounts receivable; including the credit statement, contract, supporting documentation, current balance and date of next payment in order to enable the AGENT to arrange for the periodic billing of its current accounts receivable or the collection of its delinquent accounts receivable.
     b) Maintain records of accounts receivable submitted to the AGENT for periodic billing or collection in accordance with generally accepted accounting principles and upon the written request of the AGENT, it will provide the AGENT with access thereto and an accounting in respect thereof.
     c) In the event that the PRINCIPAL receives payment in respect of any account submitted to the AGENT hereunder, it will immediately remit the same to the AGENT without set off or abatement.
     d) In the event that the AGENT receives any check, bank draft, money order or other negotiable instrument payable to the PRINCIPAL or the AGENT in respect of any account submitted hereunder, the PRINCIPAL hereby nominates, constitutes and appoints the AGENT as its true and lawful Attorney in fact with full right, title, and authority to endorse and negotiate the same in PRINCIPAL'S name, place, and stead.
     e) In the event that the PRINCIPAL has not paid the service fees due and payable to the AGENT within ten (10) days of billing, the PRINCIPAL shall pay to AGENT a late charge of five percent (5%) of the billing amount and authorizes and directs the AGENT to withhold the amount of such billing and to pay the same to Universal Data Services, LLC.

                               DUTIES OF THE AGENT

Throughout the term of this agreement, the AGENT shall to the best of its skill and ability:

     a) Use of its own funds, tools, supplies, and equipment in the performance of its services hereunder.
     b) Upon receipt of the PRINCIPAL'S current accounts receivable, send a written notice thereof or coupon book to each person named therein.
     c) Post and deposit all payments or like monies received on PRINCIPAL'S accounts within 48 hours of receipt, and maintain transaction history on all accounts receivable.
     d) Remit payouts and like monies received to PRINCIPAL on weekly basis (formula to be designated estimation of 85% weekly with month-end balancing).
     e) Maintain its business records as they relate to the PRINCIPAL'S account in accordance with generally accepted accounting principles and upon the PRINCIPAL'S written request, give access thereto.
     f) In the event the Customer becomes delinquent, over 15 days, the AGENT shall make a courtesy telephone call to the place of residence and mail a written delinquent notice to the Customer.

     g) The PRINCIPAL has contracted for telephone collection services, the AGENT shall service such delinquent accounts with weekly, day and evening telephone calls. Additionally, a weekend call will be made when deemed necessary.
     h) Notify the PRINCIPAL of any account receivable submitted hereunder which is delinquent for a period in excess of One Hundred and Twenty days.
     i) Provide the PRINCIPAL monthly with a full and complete accounting in respect of each and every accounts receivable submitted to it hereunder. The PRINCIPAL has contracted for a weekly Cash Register Report.
     j) If the PRINCIPAL cancels this agreement, the AGENT may deduct the service fees during the last five days of the last month or longer if necessary.
     k) Service fees due the agent will be invoiced and deducted from the payments received on behalf of the PRINCIPAL within the month. Such invoicing shall be complete within seven (7) business days of each month's end.


                                 INDEMNIFICATION
                                 ---------------

Each party shall indemnify and save the other of them harmless from and against any and all claims, cost, damages, demands, expenses, Attorney fees, judgments, interest or liabilities of any nature or kind arising from, out of, or in any way related to their services forming the basis of the accounts receivable submitted to the agent for billing or collection hereunder.

                           COMPLETENESS OF INSTRUMENT
                           --------------------------

This instrument contains all of the agreements, understandings, representations, conditions and warranties and covenants made between the parties hereto. Unless set forth herein neither party shall be liable for any representations made prior hereto and all modifications, additions, or amendments hereof shall be in writing.

PRINCIPAL:                               AGENT:
John Chapman, CFO                        Doug Henkel, V.P. Sales & Marketing
CBSA                                     Universal Data Services, LLC
333 S. Allison Pkwy., Ste. 100           2261 Cosmos Court, Suite 150
Lakewood, CO  80226                      Carlsbad, Ca. 92009

----------------------------             ---------------------------------------
John Chapman      Date:  11/7/02         Doug Henkel, VP Sales/Marketing  Date:

                                   EXHIBIT "A"

                            FEES PAYABLE TO THE AGENT

For and in respect of the AGENT'S services under the Agreement dated October 21, 2002, the PRINCIPAL shall pay the agent as follows:

     a)   There is a $0.00 new account set-up fee.
     b)   There is no exit fee.
     c) The fee for monthly billing services with late notices shall be $3.50 per month per account.
     d)   The fee for pre-authorized debits is $2.50 per month.
     e) In addition to the monthly fees, the AGENT shall collect and retain any late charges permitted by law.
     f) There will be a minimum monthly fee of TWO HUNDRED FIFTY DOLLARS ($250.00), after the initial 90 days.
     g) There will be a $10.00 processing fee for each item rejected by the consumer's bank for any reason (including EFT drafts).

The following fees are for additional services:

                  Courier Charges           per item      at cost
                  Special Programming       per hour      $100.00
                  Credit Card Fees          per item      at cost
                  Special Notice            per mailing   $ 1.25
                  Special Projects          per request   by quote



DATE: ______________________                Initial:________/_______
      November 7, 2002

                             Universal Data Services
                              COLLECTION AGREEMENT

This Agreement is executed by and between Universal Data Services, LLC. DBA:
Universal Data Services; (hereinafter "Service Provider") and College Bound Student Alliance, Inc. (hereinafter "Client") and is dated this 21st day of October, 2002. The scope of this Agreement covers the provision of collection services to client.

     Servicing: Service Provider shall be the sole servicer for all accounts
                Submitted to it for collections.

     Fees: The Client agrees to pay the following fees to the Service Provider for accounts that are assigned to the Service Provider for Collections.

     1. Client agrees to pay a 30% fee on all standard debtor accounts. This fee will be deducted from the net of all monies recovered on behalf of Client By Service Provider on a monthly basis.

     2. Client agrees to pay a 30% fee on all second placement debtor accounts. (Accounts that have been at a collection agency for servicing). This fee will be deducted from the net of all monies recovered on behalf of Client By Service Provider on a monthly basis.

     Accounting: The Service Provider has established a trust bank account into which it will deposit all monies recovered on behalf of Client. Client agrees that Service Provider has the authority to endorse on behalf of Client all checks/instruments that are received for payment on any account assigned to Service Provider. Client also agrees that Service Provider may settle any debtors' account for 70% of the principal amount assigned without further authorization form the Client. Client further agrees that all monies recovered on its behalf, less fees owed to the Service Provider, shall be sent to Client on a monthly basis. Direct Funds received by client will be deducted from Client's monthly reconciliation. Client agrees to notify Service Provider of such direct payments. Finally, Service Provider agrees to provide monthly status reports to Client for all assigned accounts.

     Assignment: Client agrees that Service Provider may transfer, place or assign contracts to a third party servicer at no additional fee to Client.

     Cancellation: It is the standard policy of Service Provider to charge a 10% fee of the unpaid balance when an account is withdrawn from Service Provider where a payment or promise of payment has been made in the prior six (6) months. Exceptions to this policy must be agreed to, in writing, by the Service Provider.

     Termination: The term of this Agreement shall be twelve (12) months from the date set forth above and shall continue thereafter for consecutive twelve
(12) month terms. This Agreement may be terminated prior to that time at the option of either party upon thirty (30) days written notice. This termination provision pertains only to accounts where no payment has been made. Termination of assigned accounts involving legal intervention and/or litigation will be determined on a case-by-case basis.

     Indemnification: The Service Provider shall indemnify and hold Client harmless from any claims, demands or causes of action and from any costs or expenses that may be asserted due to, or arising out of the Service Provider's collection activity. Client shall indemnify and hold Service Provider harmless against any and all losses, claims, liabilities, demands, and expenses resulting form the negligent act, omission, misrepresentation, or intentional misconduct of client.


----------------------------                     -----------------------------
John Chapman,  CFO                               Doug Henkel, Sales & Marketing
CBSA                                             Universal Data Services, LLC.
333 S. Allison Pkwy., Ste. 100                   2261 Cosmos Court, Suite 150
Lakewood, CO  80226                              Carlsbad, CA 92009